Exhibit 5

ZURICH
GENEVA
ZUG
LAUSANNE
LONDON
MADRID
FRORIEP

To:
Auris Medical Holding AG Bahnhofstrasse 21 6300 Zug Switzerland
Zurich, December 8, 2014	Marco A. Rizzi | Partner mrizzi@froriep.ch

Auris Medical Holding AG – Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as Swiss counsel to Auris Medical Holding AG (the "Company") in connection with the filing of a registration statement on Form S-8 registering under the United States Securities Act of 1933, as amended (the "Securities Act") 1,145,250 common shares of CHF 0.40 par value each of the Company (the "Shares"), dated December 8, 2014 (the "S-8 Registration Statement") regarding the Company's equity incentive plan (the "Equity Incentive Plan"), which was adopted by its board of directors on August 21, 2014. As such counsel, we have been requested to render an opinion as to certain matters of Swiss law.

1.	Basis of Opinion

This opinion is confined to and given on the basis of the laws of Switzerland in force at the date hereof and as currently applied by the Swiss courts. In the absence of statutory or established case law, we base our opinion on our independent professional judgement.

This opinion is also confined to the matters stated herein and is not to be read as extending, by implication or otherwise, to any other matter.

For the purpose of giving this opinion, we have only examined the following documents (the "Documents"):

(i)	a pdf copy of the S-8 Registration Statement;

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(ii)	a pdf copy of the original certified articles of incorporation of the Company in their version of August 18, 2014 (the "Articles");

(iii)	the original of a certified excerpt from the Commercial Register of the Canton of Zug dated December 3, 2014 relating to the Company (the "Excerpt");

(iv)
a pdf copy of the resolution of the Company's board of directors passed at the meeting held on August 21, 2014 regarding, among others, the adoption of the Company's Equity Incentive Plan (the "Board Resolution").

No documents have been reviewed by ourselves in connection with this opinion other than those listed above. Accordingly, our opinion is limited to the above Documents and their legal implications under Swiss law.

All terms used in this opinion in uppercase form shall have the meaning ascribed to them in the S-8 Registration Statement (and the Registration Statement, respectively, incorporated by reference in the S-8 Registration Statement), unless otherwise defined herein. In this opinion, Swiss legal concepts are expressed in English terms and not in their original language. These concepts may not be identical to the concepts described by the same English language terms as they exist under the laws of other jurisdictions.

2.	Assumptions

In rendering the opinion below, we have assumed:

a)	the conformity to the Documents of all documents produced to us as copies, fax copies or via e-mail, and that the original was executed in the manner appearing on the copy of the draft;

b)
the genuineness and authenticity of the signatures on all copies of the original Documents thereof which we have examined, and the accuracy of all factual information contained in, or material statements given in connection with, the Documents;

c)	the Board Resolution has been duly resolved in a meeting duly convened and has not been rescinded or amended and is in full force and effect;

d)	the S-8 Registration Statement and the Equity Incentive Plan have been duly filed by the Company;

e)
the Articles and the Excerpt are unchanged and correct as of the date hereof and no changes have been made which should have been or should be reflected in the Articles or the Excerpt as of the date hereof;

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f)
if and to the extent the Shares (as defined hereinafter) are to be issued out of the Conditional Share Capital (as defined hereinafter) such Shares are and will be (i) issued and (ii) fully paid up in cash in compliance with the laws of Switzerland.

3.	Opinion

Based upon the foregoing and subject to the qualifications set out below, we are of the opinion that the Company's current conditional share capital for equity incentive plans under article 3b of the Articles (the "Conditional Share Capital") provides the Company with the authority to issue up to 1,500,000 registered shares with a par value of CHF 0.40 each without the requirement of further shareholder approval in connection with the Equity Incentive Plan. If and to the extent the Shares are issued out of the Conditional Share Capital of the Company, such Shares will, when issued, be validly issued and paid-up to their nominal value.

4.	Qualifications

The above opinions are subject to the following qualifications:

a)
The lawyers of our firm are members of the Swiss bar and do not hold themselves to be experts in any laws other than the laws of Switzerland. Accordingly, we are opining herein as to Swiss law only and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction.

b)
This opinion is based on the current provisions of the laws of Switzerland and the regulations thereunder in effect on the date hereof and only as currently interpreted in Switzerland. Such laws and their interpretation are subject to change.

c)	When used in this opinion, the term "validly issued" means that the issuance of the Shares is valid between the Company and the participants in the Equity Incentive Plan.

d)
We express no opinion as to the accuracy or completeness of the information contained in the S-8 Registration Statement or the Registration Statement (or any document incorporated by reference in the S-8 Registration Statement).

e)	We express no opinion as to any commercial, calculating, auditing or other non-legal matters. Further, we express no opinion as to tax law.

*   *   *

We have rendered this opinion as of the date hereof and we assume no obligation to advise you of changes that may thereafter be brought to our attention.

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We hereby consent to the filing of this opinion as an exhibit to the S-8 Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

This opinion shall be governed by and construed in accordance with the laws of Switzerland.

Sincerely yours,

/s/ Marco A. Rizzi

FRORIEP

Marco A. Rizzi

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